Exhibit 99.1

ALCANTARA, LLC

Action by Consent of Stockholders

Pursuant to Section 1.11 and Section 2.2 of the By-laws of MicroStrategy, Inc. and Section 228 of the Delaware General Corporation Law, the undersigned owner of 2,011,668 shares of Class B stock and entitled to vote with each such share representing ten votes, does hereby remove, with immediate effect upon the date and time set forth below, and without cause Sanju Bansal as a director (and as Vice Chairman) of MicroStrategy, Inc.

/s/ Michael J. Saylor
Alcantara, LLC
Michael J. Saylor, President

Executed this 29 day of November, 2013 at 3 pm